WARNING: THE EDGAR SYSTEM ENCOUNTERED ERROR(S) WHILE PROCESSING THIS SCHEDULE.

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Exhibit 27        FINANCIAL DATA SCHEDULES


                  COMTREX SYSTEMS CORPORATION AND SUBSIDIARIES

                SCHEDULE VIII - VALUATION AND QUALIFYING ACCOUNTS

                    YEARS ENDED MARCH 31, 2000, 1999 AND 1998



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Column A                                Column B         Column C          Column C          Column D           Column E
--------------                      ------------     ------------      ------------     -------------       ------------

                                                          Charged           Charged                              Balance
                                      Balance at         to costs                to                                   at
                                       beginning              and             other                               end of
Description                            of period         expenses          accounts        Deductions             period
--------------                      ------------     ------------      ------------     -------------       ------------

Year ended March 31, 1998:
                                                                                        ($    30,450)(1)
 Reserve for bad debts              $    186,710     $      1,670      $    32,445(3)   ($    58,887)(2)        $131,488
                                    ============     ============      ===========      ============            ========

 Reserve for excess and                                                                 ($    90,853)(1)
  obsolete inventory                $    189,197    $           -      $         -      ($    37,920)(2)        $ 60,424
                                    =============    ============      ===========      ============            ========


Year ended March 31, 1999:

                                                                                        ($    14,006)(1)
 Reserve for bad debts              $    131,488      $    15,278       $               ($    24,750)(2)        $108,010
                                    ============      ===========       ==========      ============            ========

 Reserve for excess and
  obsolete inventory                $     60,424     $     50,848       $        -      ($    34,050)(2)        $ 77,222
                                    =============     ===========       ==========      ============            ========



Year ended March 31, 2000:

 Reserve for bad debts              $    108,010      $    32,002       $               ($    40,694)(1)        $ 99,318
                                    ============      ===========       ==========      ============            ========

 Reserve for excess and
  obsolete inventory                $     77,222     $     20,000       $        -      ($    17,222)(1)        $ 80,000
                                    ============     ============       ==========      ============            ========





(1)   Write-offs against reserve.
(2)   Adjustment of reserve to year end balance.
(3)   Opening balance of subsidiary's valuation account at date of acquisition.




                                       47

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